Prudential Investment Portfolios 7
Semi-Annual period ending 2/28/15
File No. 811-04864

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 7, which is comprised of the Prudential Jennison Value Fund (the "Fund"), approved the following proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR        19,909,089.554    97.460%    62.414%
WITHHELD      518,933.785     2.540%     1.626%

 (b) Kevin J. Bannon;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,908,225.275    97.456%     62.411%
WITHHELD     519,798.064     2.544%      1.629%

(c) Linda W. Bynoe;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,898,701.069    97.409%     62.381%
WITHHELD     529,322.270     2.591%      1.659%

(d) Keith F. Hartstein;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,913,368.536    97.481%      62.427%
WITHHELD     514,654.803     2.519%       1.613%

(e) Michael S. Hyland;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,893,273.757    97.383%     62.364%
WITHHELD     534,749.582     2.617%      1.676%

(f) Stephen P. Munn;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,900,202.927    97.417%     62.386%
WITHHELD     527,820.412     2.583%      1.654%

(g) James E. Quinn;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR        19,901,936.505    97.460%    62.414%
WITHHELD      526,086.834     2.575%     1.649%

(h) Richard A. Redeker;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,908,529.982    97.457%     62.412%
WITHHELD     519,493.357     2.543%      1.628%

(i) Stephen G. Stoneburn;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,923,427.051    97.530%     62.459%
WITHHELD     504,596.288     2.470%      1.581%

(j) Stuart S. Parker;

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,906,869.643    97.449%      62.407%
WITHHELD     521,153.696     2.551%       1.633%

(k) Scott E. Benjamin; and

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR        19,889,074.665   97.362%      62.351%
WITHHELD      538,948.674    2.638%       1.689%

(l) Grace C. Torres.

            SHARES VOTED   % OF VOTED   % OF TOTAL
FOR       19,918,103.434    97.504%      62.442%
WITHHELD     509,919.905     2.496%       1.598%

The special meeting of shareholders of the Fund held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                    SHARES VOTED   % OF VOTED   % OF TOTAL
FOR                 5,554,723.048    27.086%     17.413%
AGAINST               433,886.614     2.116%      1.360%
ABSTAIN               277,161.103     1.351%      0.869%
BROKER NON-VOTE    14,242,603.008    69.447%     44.650%

TOTAL              20,508,373.773   100.000%     64.292%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                    SHARES VOTED   % OF VOTED   % OF TOTAL
FOR                 4,775,325.465   23.285%      14.970%
AGAINST             1,197,470.044    5.839%       3.754%
ABSTAIN               292,975.006    1.429%       0.918%
BROKER NON-VOTE    14,242,603.008   69.447%      44.650%

TOTAL              20,508,373.773  100.000%      64.292%